Exhibit 8.1
ABB Ltd, Consolidated subsidiaries (excluding dormant subsidiaries)

as per December 31, 2020
Country Name ABB Interest %
Algeria
ABB Algeria SpA Asea Brown Boveri

99.94
Algeria ABB Algerie Produits SpA 69.46
Angola Asea Brown Boveri Electrica SGPS (Angola) Limitada 100.00
Argentina ABB S.A. 100.00
Argentina Lineage Power (Argentina) S.R.L. 100.00
Australia ABB Australia Pty Limited 100.00
Australia
ABB Group Holdings Pty.

Ltd.
100.00
Australia
ABB Group Investment Management Pty.

Ltd.
100.00
Australia ABB Industrial Solutions (Australia) Pty Ltd 100.00
Austria ABB AG 100.00
Austria B&R Holding GmbH 100.00
Austria B&R Industrial Automation GmbH 100.00
Bahrain
ABB ELECTRICAL & AUTOMATION

W.L.L
49.00
Bangladesh ABB Limited 100.00
Belarus Asea Brown Boveri LLC 100.00
Belgium ABB Industrial Solutions (Belgium) BVBA 100.00
Belgium ABB Installation Products European Centre S.A. 100.00
Belgium ABB N.V. 100.00
Belgium ABB Robotics Solutions NV 100.00
Belgium Intrimmo BVBA 100.00
Bolivia, Plurinational State of Asea Brown Boveri Ltda. En Liquidacion 100.00
Botswana ABB (Pty) Ltd. 100.00
Brazil ABB AUTOMACAO LTDA 100.00
Brazil ABB ELETRIFICACAO LTDA 100.00
Brazil B&R Automação Industrial Ltda. 100.00
Bulgaria ABB Bulgaria EOOD 100.00
Cameroon Asea Brown Boveri S.A. 99.99
Canada ABB Electrification Canada ULC (Alberta) 100.00
Canada ABB Inc. 100.00
Canada ABB Industrial Solutions (Canada) Inc. 100.00
Canada B&R Industrial Automation Inc. 100.00
Chile ABB S.A. 100.00
China ABB (China) Investment Limited 100.00
China ABB (China) Ltd. 100.00
China ABB Bailey Beijing Engineering Co. Ltd. 51.00
China ABB Beijing Drive Systems Co. Ltd. 90.00
China ABB Beijing Switchgear Limited 60.00
China ABB Electrical Equipment (Xiamen) Co., Ltd. 100.00
China ABB Electrical Machines Ltd. 100.00

China ABB Electrical Products (Shanghai) Co., Ltd. 100.00
China ABB Engineering (Shanghai) Ltd. 100.00
China
ABB Guangdong Sihui Instrument Transformer

Co. Ltd.
100.00
China
ABB Hangzhou Winmation Automation

Company Limited
100.00
China
ABB Jiangjin Turbo Systems Company

Limited
61.00
China
ABB LV Installation

Materials Co. Ltd. Beijing
85.70
China ABB Power Electronics (Shanghai) Co., Ltd. 100.00
China ABB Robotics (Zhuhai) Ltd 100.00
China
ABB Shanghai Free Trade Zone Industrial

Co., Ltd.
100.00
China ABB Shanghai Motors Co. Ltd. 75.00
China ABB Tianjin Switchgear Co., Ltd. 60.00
China
ABB Xiamen Corporation Management Service

Co., Ltd.
100.00
China
ABB Xiamen Low Voltage

Equipment Co. Ltd.
100.00
China
ABB Xiamen Smart Technology

Co., Ltd.
100.00
China ABB Xiamen Switchgear Co. Ltd. 66.52
China
ABB Xinhui Low Voltage

Switchgear Co. Ltd.
90.00
China B&R Industrial Automation (China) Co., Ltd. 100.00
China
Chargedot Shanghai New Energy

Technology Co., Ltd.
67.00
China Lineage Power China Co. Ltd. 100.00
China
Pinghu Zhuangbest Technology

Development Co., Ltd.
67.00
China
Shanghai ABB Power Transmission Company

Ltd.
100.00
China
Shanghai Zhuangbest Technology

Development Co., Ltd.
67.00
China
Shantou Winride Switchgear

Co., Ltd.
70.00
China
Yangzhou

SAC Switchgear Co., Ltd
55.00
China
Zhejiang Chargedot New Energy

Technology Co., Ltd.
67.00
Colombia ABB Colombia Ltda 100.00
Congo, Democratic Republic of
the ABB SARL 100.00
Cote d'Ivoire
ABB Technology

SA
99.90
Croatia ABB Ltd. 100.00
Czech Republic ABB s.r.o. 100.00
Czech Republic B+R automatizace, spol. s.r.o. 100.00
Denmark ABB A/S 100.00
Denmark B&R Industrial Automation A/S 100.00
Ecuador ABB Ecuador S.A. 96.87
Egypt ABB Construction (ABACON) S.A.E. 100.00
Egypt ABB for Electrical Industries (ABB ARAB) S.A.E. 100.00
Egypt ABB For Feeding Industries SAE 100.00
Egypt ABB Turbochargers S.A.E. 100.00
Egypt Asea Brown Boveri S.A.E. 100.00
El Salvador ABB S.A. de CV 100.00
Estonia ABB AS 100.00
Finland ABB Oy 100.00

France ABB France 99.83
France ABB Industrial Solutions (France) SAS 99.83
France ABB SAS 100.00
France B+R Automation Industrielle SARL 100.00
France Kaufel S.A. 100.00
Germany ABB AG 100.00
Germany ABB Ausbildungszentrum Berlin gGmbH 100.00
Germany ABB Automation GmbH 100.00
Germany ABB Automation Products GmbH 100.00
Germany
ABB Beteiligungs-

und Verwaltungsges.

mbH
100.00
Germany
ABB eMobility Digital Venture

GmbH
100.00
Germany ABB Immobilien und Projekte GmbH 100.00
Germany ABB Kaufel GmbH 100.00
Germany ABB Logistics Center Europe GmbH 100.00
Germany ABB Power Electronics (Germany) GmbH 100.00
Germany ABB Stotz-Kontakt GmbH 100.00
Germany ABB Striebel & John GmbH 100.00
Germany
ABB Training Center GmbH & Co.

KG
100.00
Germany ABB Wirtschaftsbetriebe GmbH 100.00
Germany B + R Industrie-Elektronik GmbH 100.00
Germany Busch-Jaeger Elektro GmbH 100.00
Germany Hartmann & Braun Grundstücksverwaltungs GmbH 100.00
Ghana ABB Power & Automation Limited 100.00
Greece
Asea Brown Boveri Industrial, Technical

& Commercial Company
of Imports – Exports S.A. 100.00
Hong Kong Special
Administrative Region of China ABB (Hong Kong) Ltd. 100.00
Hong Kong Special
Administrative Region of China
ABB Turbo Systems (Hong Kong)

Limited
61.00
Hungary
ABB Engineering Trading and Service

Ltd.
100.00
Hungary ABB Installációs Készülékek Kft. 100.00
Hungary Industrial C&S Hungary Kft. 100.00
India ABB Global Industries and Services Private Limited 100.00
India ABB India Limited 75.00
India ABB POWER PRODUCTS AND SYSTEMS INDIA LIMITED* 75.00
India
ABB POWER TECHNOLOGY SERVICES

PRIVATE
LIMITED* 100.00
India ABB Substations Contracting India Private Limited 100.00
India B&R Industrial Automation Pvt. Ltd. 100.00
India Cherokee India Pvt. Ltd. 100.00
Indonesia PT ABB Sakti Industri 60.00
Iran, Islamic Republic of ABB (P.J.S.C.) 100.00
Iraq
Iraq Technology

for Advanced Energy LLC
100.00
Ireland ABB Limited 100.00

Ireland Cylon Controls Limited 95.00
Israel ABB Technologies Ltd. 99.99
Italy ABB EVI Spa 100.00
Italy ABB S.p.A. 100.00
Italy B & R Automazione Industriale S.r.l. 100.00
Italy Industrial C&S Italy S.r.l. 100.00
Japan ABB Bailey Japan Limited 51.00
Japan ABB K.K. 100.00
Japan B&R K.K. 100.00
Japan Turbo Systems United Co. Ltd. 60.00
Jordan ABB Limited/Jordan LLC. 100.00
Kazakhstan ABB LLP. 100.00
Kenya ABB Limited 100.00
Korea, Republic of ABB Ltd. 100.00
Korea, Republic of B&R Industrial Automation Co., Ltd. 100.00
Kuwait
ABB Engg. Technologies

Co. (KSCC)
49.00
Lao People's Democratic
Republic ABB Sole Company Limited 100.00
Latvia ABB SIA 100.00
Lithuania ABB UAB 100.00
Luxembourg Lineage Power (Luxembourg) S.A.R.L. 100.00
Malaysia ABB Holdings Sdn. Bhd. 100.00
Malaysia ABB Malaysia Sdn Bhd. 100.00
Mauritius Asea Brown Boveri Ltd. 100.00
Mexico ABB Electrical Control Systems S. de R.L. de C.V. 100.00
Mexico ABB Equipo de Control Y Distribucion S. de R.L. de C.V. 100.00
Mexico
ABB Installation Products Monterrey,

S. de R.L. de C.V.
100.00
Mexico ABB Lineage Power Mexico, S. de R.L. de C.V. 100.00
Mexico ABB Mexico S.A. de C.V. 100.00
Mexico Asea Brown Boveri S.A. de C.V. 100.00
Mexico Lineage Power Matamoros, S.A. de C.V. 100.00
Mexico Productos de Control S. de R.L. de C.V. 100.00
Morocco ABB S.A. 99.97
Mozambique ABB Limitada 100.00
Myanmar
ABB MYANMAR

LIMITED
100.00
Namibia ABB (Namibia) (Pty) Ltd. 100.00
Namibia
ABB LAFRENZE PROPERTY

(PROPERTY) LIMITED
100.00
Netherlands ABB B.V. 100.00
Netherlands ABB Capital B.V. 100.00
Netherlands
ABB Equity Ventures

B.V.
100.00
Netherlands ABB Finance B.V. 100.00
Netherlands ABB Holdings B.V. 100.00
Netherlands ABB Industrial Solutions BV 100.00

Netherlands B&R Industriële Automatisering B.V. 100.00
Netherlands Codian Robotics B.V. 100.00
Netherlands IMV Nederlands B.V. 100.00
New Zealand ABB Limited 100.00
Nigeria ABBNG Limited 60.00
Norway ABB AS 100.00
Norway ABB Electrification Norway AS 100.00
Norway ABB Holding AS 100.00
Oman ABB LLC, 65.00
Pakistan ABB (Pvt) Ltd. 100.00
Pakistan ABB Power & Automation (Private) Limited 99.99
Panama ABB Centroamérica y El Caribe, S.A. 100.00
Panama ABB Panama Sales, S.A. 100.00
Peru ABB S.A. 100.00
Philippines ABB, Inc. 100.00
Poland ABB Business Services Sp. z o.o. 99.93
Poland ABB Industrial Solutions (Bielsko-Biala) Sp. z o.o. 99.93
Poland ABB Industrial Solutions (Klodzko) Sp.z.o.o. 99.93
Poland ABB Industrial Solutions (Lodz) S.A. 99.93
Poland ABB Sp. z o.o. 99.93
Poland B&R Automatyka Przemyslowa Sp.z.o.o. 100.00
Portugal ASEA BROWN BOVERI Portugal, Unipessoal Lda 100.00
Puerto Rico ABB Installation Products Caribe LLC 100.00
Puerto Rico
Industrial C&S of P.R.

LLC
100.00
Qatar ABB LLC 49.00
Qatar ABB Oryx Motors and Generators Service LLC 49.00
Romania ABB Asea Brown Boveri SRL 100.00
Russian Federation ABB Electrical Equipment Ltd. 100.00
Russian Federation ABB Ltd. 100.00
Russian Federation ABB Operations Center Ltd. 100.00
Russian Federation B+R Industrial Automation, OOO 100.00
Saudi Arabia ABB Electrical Industries Co. Ltd. 65.00
Saudi Arabia Saudi Industrial Solutions Ltd. 65.00
Saudi Arabia Thomas & Betts Saudi Arabia Limited Liability Co. 100.00
Senegal ABB Technologies S.A. 99.99
Serbia ABB d.o.o. 100.00
Singapore ABB Power Electronics (Singapore) Pte. Ltd. 100.00
Singapore ABB Pte. Ltd. 100.00
Singapore B&R Industrial Automation Pte. Ltd. 100.00
Slovakia ABB, s.r.o. 100.00
Slovenia ABB Inzeniring d.o.o. 100.00
South Africa ABB Holdings (Pty) Ltd. 100.00
South Africa ABB Investments (Pty) Ltd 51.00

South Africa ABB Power Grids South Africa (Pty) Ltd* 74.91
South Africa ABB South Africa (Pty) Ltd. 74.91
South Africa
Industrial Connections of SA Pty.

Ltd.
74.91
Spain Asea Brown Boveri S.A. 100.00
Spain B&R Industrial Automation Iberica S.L.U. 100.00
Sri Lanka Asea Brown Boveri Lanka (Private) Limited 100.00
Sweden ABB AB 100.00
Sweden ABB Norden Holding AB 100.00
Sweden ABB Sweden 2 AB 100.00
Sweden Aktiebolaget Rotech 100.00
Sweden B&R Industrial Automation AB 100.00
Sweden Goldcup 25903 AB 100.00
Sweden SynerLeap powered by ABB AB 100.00
Switzerland ABB Asea Brown Boveri Ltd 100.00
Switzerland ABB Canada EL Holding GmbH 100.00
Switzerland ABB Capital AG 100.00
Switzerland ABB Equity Limited 100.00
Switzerland ABB Finanz AG 100.00
Switzerland ABB Immobilien AG 100.00
Switzerland ABB Information Systems Ltd. 100.00
Switzerland ABB Intra AG 100.00
Switzerland ABB Investment Holding 2 GmbH 100.00
Switzerland ABB Management Services Ltd. 100.00
Switzerland ABB Power Protection SA 100.00
Switzerland ABB Reinsurance AG 100.00
Switzerland ABB Schweiz AG 100.00
Switzerland
ABB Verwaltungs

AG
100.00
Switzerland B&R Industrie-Automation AG 100.00
Taiwan (Chinese Taipei) ABB Ltd. 100.00
Tanzania, United

Republic of
ABB Limited 100.00
Thailand ABB Automation (Thailand) Co., Ltd. 100.00
Thailand
ABB AUTOMATION

HOLDINGS (THAILAND) CO., LTD.
100.00
Thailand ABB Electrification (Thailand) Co., Ltd. 100.00
Thailand
ABB ELECTRIFICATION

HOLDINGS (THAILAND) CO., LTD.
100.00
Thailand
ABB Robotics Machine Tending

Limited

100.00
Thailand RMI Automation Co., Ltd. 100.00
Thailand
Smart Power Technology

Co., Ltd.
100.00
Tunisia ABB Maghreb Services S.A. 99.93
Turkey ABB Elektrik Sanayi A.S. 99.99
Turkey ABB Elektrik Sanayi A.S. Bursa Serbest Bolge Subesi 99.99
Turkey
BR Endüstriyel Otomasyon Sanayi ve Ticaret

Limited Sirketi
100.00
Uganda ABB Ltd. 100.00
Ukraine ABB Ltd. 100.00

United Arab Emirates ABB FZ-LLC 100.00
United Arab Emirates ABB Global Marketing FZ LLC 100.00
United Arab Emirates ABB Industries (L.L.C.) 49.00
United Arab Emirates ABB Industries FZ 100.00
United Arab Emirates
ABB Transmission & Distribution Limited

LLC
49.00
United Kingdom ABB Cable Management Product Ltd 100.00
United Kingdom ABB Holdings Limited 100.00
United Kingdom ABB Installation Products Limited 100.00
United Kingdom ABB Investments Ltd. 100.00
United Kingdom ABB Limited 100.00
United Kingdom ABB Service Limited 100.00
United Kingdom B & R Industrial Automation Ltd. 100.00
United Kingdom Cylon Controls UK Limited 100.00
United Kingdom Dynamotive Limited 100.00
United Kingdom
IMV Invertomatic Victron

UK Limited
100.00
United Kingdom
W.J. Furse &

Co. Ltd.
100.00
United States ABB Finance (USA) Inc. (Delaware) 100.00
United States ABB Holdings Inc. (Delaware) 100.00
United States ABB Inc. (Delaware) 100.00
United States ABB Installation Products Inc (Tennessee) 100.00
United States ABB Installation Products International LLC. (Delaware) 100.00
United States ABB Motors and Mechanical Inc (Missouri) 100.00
United States ABB Power Electronics Inc. (Nevada) 100.00
United States ABB Susa Inc. (New York) 100.00
United States ABB Treasury Center (USA), Inc. (Delaware) 100.00
United States B&R Industrial Automation Corp. (Georgia) 100.00
United States Codian Robotics of the Americas (Michigan) 100.00
United States Combustion Engineering Inc. (Delaware) 100.00
United States Cylon Energy Inc. (New Hampshire) 100.00
United States Edison Holding Corporation (Delaware) 100.00
United States Industrial Connections & Solutions LLC (Delaware) 100.00
United States Jordan Acquisition Group (Pennsylvania) 100.00
United States
Verdi

Holding Corporation (Delaware)
100.00
Viet Nam
ABB Automation and Electrification (Vietnam)

Company Limited
100.00
Zambia ABB Ltd. 100.00
Zimbabwe ABB (Private) Ltd. 100.00

*Represents legal subsidiaries of ABB Ltd. which are not consolidated as they are related to the Power Grids Business and beneficial ownership
has been transferred to Hitachi ABB Power Grids Ltd.